UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2023
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Amprius Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 425-8803
N/A
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
The information contained in Item 8.01 of this Current Report on Form 8-K with respect to the Committed Equity Facility (as defined therein) is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

On October 2, 2023, Amprius Technologies, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, as sales agents (the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agents, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of not more than $100,000,000. Any Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274834) after it is declared effective (such date, the “Effective Date”) by the Securities and Exchange Commission (the “SEC”).

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided the Sales Agents with customary indemnification rights, and the Sales Agents will be entitled to a customary commission rate based on the gross proceeds per Share sold.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company has no obligation to sell any of the Shares and may at any time suspend sales under the Sales Agreement. The Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the Shares under the Sales Agreement on the terms and subject to the conditions set forth in the Sales Agreement or (ii) the Company or the Sales Agents providing notice thereof, subject to the limitations set forth in the Sales Agreement.

Furthermore, in connection with its entrance into the Sales Agreement, the Company and B. Riley Principal Capital II, LLC, an affiliate of B. Riley Securities, Inc. (“BRPC II”), mutually agreed to terminate the Common Stock Purchase Agreement, dated September 27, 2022, by and between BRPC II, pursuant to which BRPC II committed to purchase up to $200 million of the Company’s common stock until January 1, 2025, subject to certain contractual terms (the “Committed Equity Facility”). Such termination of the Committed Equity Facility shall be effective on the Effective Date.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Sales Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship among the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended for the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1
At Market Issuance Sales Agreement, dated October 2, 2023, by and among the Company and B. Riley Securities, Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed on October 2, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: October 3, 2023	By:	/s/ Sandra Wallach
Name: Sandra Wallach
Title: Chief Financial Officer